SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                              (Amendment No.     )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]	Preliminary Proxy Statement

[  ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-
        6(e)(2))
[  ]	Definitive Proxy Statement
[  ]	Definitive Additional Materials
[  ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12


                                  EDITEK, Inc.
               (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2).
[  ]	$500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).
[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.
        1)      Title of each class of securities to which transaction
                applies:
	2)	Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11;1
	4)	Proposed maximum aggregate value of transaction:
                1 Set forth the amount on which the filing fee is calculated and state how it was determined.
[X]	Fee Paid Previously with preliminary materials.
[X]     Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
 	1)	Amount Previously Paid:   $125.00
	2)	Form, Schedule or Registration Statement No:   Schedule 14A
	3)	Filing Party:   EDITEK, Inc.
	4)	Date Filed:   February 9, 1996

                                  EDITEK, INC.
                               1238 Anthony Road
                        Burlington, North Carolina 27215

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held On June 13, 1996


	NOTICE IS HEREBY GIVEN that a Special Meeting of the stockholders ("Special Meeting") of EDITEK, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company located at 1238 Anthony Rd., Burlington, North Carolina on June 13, 1996 at 10:00 a.m. for the following purposes:

(1) To consider and act upon a proposal to ratify and approve an amendment to Article Fourth of the Company's Certificate of Incorporation to increase its authorized Common Stock from 30,000,000 to 60,000,000 shares; and,

(2)	To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

	In accordance with the provisions of the Bylaws of the Company, the Board of Directors has fixed the close of business on April 22, 1996 as the record date for the determination of the holders of the shares of Common Stock entitled to notice of, and to vote at, the Special Meeting.

	Your attention is directed to the accompanying Proxy Statement.

        Stockholders are requested to date, sign and mail the enclosed Proxy as promptly as possible, whether or not they expect to attend the meeting in person.

                                        By Order of the Board of Directors,




                                        JAMES D. SKINNER
                                        Chairman, President and
                                        Chief Executive Officer

Burlington, North Carolina
April 22, 1996

                                  EDITEK, INC.

                               1238 Anthony Road
                        Burlington, North Carolina 27215


                          PRELIMINARY PROXY STATEMENT
                        SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held On June 13, 1996


                                    PROXIES

	The enclosed proxy (the "Proxy") is solicited by and on behalf of the Board of Directors of EDITEK, Inc., a Delaware corporation (the "Company"), for use at the Company's special meeting of stockholders (the "Special Meeting") to be held on June 13, 1996 and at any and all adjournments thereof. Any stockholder has the power to revoke his or her Proxy at any time before it is voted. A Proxy may be revoked (1) by delivery of written notice of revocation to the Secretary of the Company at its principal office, 1238 Anthony Road, Burlington, North Carolina 27215, (2) by the execution of a subsequent Proxy and presentment of such subsequent Proxy at the Special Meeting or (3) by attendance at the Special Meeting and voting in person. This solicitation is being made by use of the mails and the cost thereof will be borne by the Company. Shares represented by valid Proxies will be voted in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast FOR the proposal to amend to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock.

        The costs of solicitation of proxies will be borne by the Company.
In addition to use of mails, proxies may be solicited personally, or by telephone by one or more of the regular personnel of the Company without additional compensation. The Company expects to pay an independent proxy solicitor approximately $5,000 as compensation for the solicitation of proxies. In addition, the Company may reimburse brokers and other custodians, nominees and fiduciaries for their expenses for sending proxy material to beneficial owners, in accordance with Securities and Exchange Commission regulations.

                            OUTSTANDING VOTING STOCK

       Only holders of record of the Company's Common Stock, par value $.15 per share (the "Common Stock"), at the close of business on April 22, 1996, are entitled to vote on matters to be presented at the Special Meeting. Each share of Common Stock is entitled to one vote with respect to all such matters. The number of shares of Common Stock outstanding and entitled to vote at the close of business on April 22, 1996 was 15,714,010.

                          VOTE AND QUORUM REQUIREMENTS

      The presence in person or by Proxy of holders of a majority of the outstanding shares of Common Stock is required for there to exist the quorum needed to transact business at the Special Meeting. If, initially, a quorum should not be present, the Special Meeting may be adjourned from time to time until a quorum is obtained. The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment to the Certificate of Incorporation of the Company.

        Abstention from voting will have the practical effect of voting against the proposal since it is one less vote for approval. Abstentions and "broker nonvotes" (as defined below) are counted for purposes of determining whether a quorum is present, but do not represent votes cast with respect to any proposal. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the Company, but are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

        An independent party will receive and tabulate all proxies and ballots, and such independent party and certain other team members of the Company will act as voting inspectors at the Special Meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

	The following table sets forth information available to the Company as of April 22, 1996, regarding the beneficial ownership of the Common Stock by
(i) each person known by the Company to beneficially own more than Five Percent (5%) of the outstanding Common Stock, and beneficial ownership of the Common Stock and the Series A Convertible Preferred Stock, par value $1.00 per share (the "Series A Stock"), by (i) each of the Directors of the Company,
(ii) the Chief Executive Officer and all executive officers whose compensation was $100,000 or greater during 1995 and (iii) all executive officers and
Directors of the Company as a group:

Name                            Number of Shares        Percent of Common
                              Beneficially Owned        Stock Outstanding

Morgan Capital, L.L.C.          2,969,697 (1)                   15.89%
Midland Walwyn Capital, Inc.    1,203,802 (1)                   7.12%
Leitinger Corp.                 1,636,364 (1)                   9.43%
Magal Company                   1,515,152 (1)                   8.79%
Mifal Klita                     1,636,364 (1)                   9.43%
Newsun Limited                  1,212,121 (1)                   7.16%
Samonor Services                1,212,121 (1)                   7.16%
Santina Holding                 909,091 (1)                     5.47%
Siata Holding Corp.             909,091 (1)                     5.47%
Privatinvest Bank AG            952,380 (1)                     5.71%


Name                            Number of Shares        Percent of Common
                                Beneficially Owned      Stock Outstanding

Capital Ventures, Intl.         1,212,121 (1)                   7.16%
Little Wing L.P.                909,091 (1)                     5.47%

Executive Officers and Directors:
James D. Skinner
Chairman, President and Chief
Executive Officer               492,142 (2)                     3.05%
Samuel C. Powell, Ph.D.
Director                        536,209 (3)                     3.40%
Gene E. Lewis
Director                         29,564 (4)                     *
Robert J. Beckman
Director                        9,976 (5)                       *
Harry S. McCoy
Director, Vice President        817,956 (6)                     5.21%
George W. Masters
Director                        1,109 (7)                       *
Peter J. Heath
Vice President - Finance        164,390 (8)                     1.04%
Michael A. Terretti
Vice President, Sales & Marketing  119,248 (9)                  *
Carole A. Golden, Ph.D.
Vice President-Research &
Development                        87,472 (10)                     *
All directors and executive
officers as a group (9 in number)  2,275,177 (11)               12.65%

*       Less than one percent (1%)

(1) Represents 15,151,516 shares issuable upon conversion of shares of Series A Stock which will become convertible within the next 60 days. The conversion rate for the Series A Stock fluctuates based on the market price of the Common Stock. Consequently, the number of shares of Common Stock listed as beneficially owned by the Series A Preferred Shareholders has been calculated based on average of the closing bid prices of the Common
Stock for the five days preceding April 22, 1996.

(2)	Includes 323,253 shares of Common Stock issuable under options granted under the Company's stock option plans, 33,333 shares of Common Stock issuable under Non-Qualified Stock Options, and 50,000 shares of Common Stock issuable under Common Stock Purchase Warrants purchased in a private sale by Mr.
Skinner, all of which are or will become exercisable within the next 60 days.


(3) Includes 18,334 shares of Common Stock issuable under stock options and 32,679 shares of Common Stock issuable under Common Stock Purchase
Warrants which are or will become exercisable within the next 60 days.

(4) Includes 29,564 shares of Common Stock issuable under options which are or will become exercisable within the next 60 days.

(5)	Includes 9,976 shares of Common Stock issuable under options which are or which will become exercisable within the next 60 days.

(6)	Includes 451,712 shares with contractually provided price protection.
See "Amendment of Incorporation to Increase Number of Authorized Shares of
CommonStock."

(7)	Includes 1,109 shares of Common Stock issuable under options which are or will become exercisable within the next 60 days.

(8) Includes 138,199 shares of Common Stock issuable under stock options and 10,000 shares of Common Stock issuable under Common Stock Purchase
Warrants which are or will become exercisable within the next 60 days.

(9)	Includes 104,322 shares of Common Stock issuable under stock options which are or will become exercisable within the next 60 days.

(10) Includes 87,472 shares of Common Stock issuable under options which are or will become exercisable within the next 60 days.

(11) Includes 712,229 shares issuable under stock options, 33,333 shares of Common Stock issuable under Non-Qualified Stock Options and 92,679 shares of Common Stock issuable under Common Stock Purchase Warrants which are or will become exercisable within the next 60 days.

             AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
                  NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

        The Company's Certificate of Incorporation presently authorizes the issuance of a total of 30,000,000 shares of Common Stock, par value $.15 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share.
Of such 30,000,000 presently authorized shares of Common Stock, 15,714,010 shares were issued and outstanding as of April 22, 1996. In addition, an aggregate of shares (utilizing certain assumptions described below) has been reserved for issuance as of April 22, 1996, as summarized in the following table:



Shares of Common Stock Reserved for                     Number of Shares
                                                        Reserved
Common Stock Warrants
        Series J                                        60,000
        Series K                                        50,000
        Series L                                       320,000
        Series M                                        10,550
        Series N                                        32,679
Common Stock Options:
        Incentive                                      449,406
        Non-Employee Director                          239,540
        Nonqualified                                    33,333
Qualified Employee Stock Purchase Plan                  75,606
Amended and Restated Equity Compensation Plan        2,998,333
Conversion of 348 Shares of Series A Convertible
Preferred Stock (1)                                 21,090,909
Common Stock issuable upon exercise of Purchase Warrants
issued to Investment Bankers in connection with issuance
of Series A Convertible Preferred Stock                586,667
Additional shares for issuance to former shareholders of
MedTox Laboratories, Inc. (2)                        2,517,306

(1) The number of shares of Common Stock issuable upon conversion of the 348 outstanding shares Series A Convertible Preferred Stock ("Series A
Stock") is determined by dividing (a) $50,000 by (b) the lower of (i)
Seventy-Five Percent (75%) of the market price of the Common Stock of the Company on the date(s) of conversion or (ii) $2.775. Based on this conversion formula, if all outstanding shares of Series A Stock had been converted on April 22, 1996, 21,090,909 shares of Common Stock would have been issuable. Based on the $2.775 per share price, a minimum of 6,270,270 shares of Common Stock will be issuable upon conversion of the 348 shares of Series A Preferred Stock.

(2)	The Company issued 2,517,306 shares of Common Stock to the former shareholders of MedTox Laboratories, Inc. ("MedTox") in connection with the acquisition of MedTox, which closed effective as of January 30, 1996, and has agreed by contract to compensate such shareholders who hold their shares of Common Stock for decreases in the market value of the Common Stock below
$1.98625 ("Purchase Price").  On certain pre-determined dates ("Repricing
Dates"), to the extent that the stock has a market price lower than $1.98625 during specified periods prior to each Repricing Date, the former MedTox shareholders will receive a number of additional shares of Common Stock (the
"Additional Shares") such that the sum of the shares received by such shareholders at closing (the "Closing Shares") plus the Additional Shares equals in value the product determined by multiplying (i) the number of
Closing Shares plus Additional Shares held by each such shareholder after the close of trading on the day immediately preceding the Repricing Date by (ii) the Price Protection Price (defined as the lower of $1.98625 or the lowest Repricing


Date Market Price (determined as the five-day average of the closing sales prices) for any previous Repricing Date). The 2,517,306 shares listed in the table assumes (i) all MedTox shareholders hold their shares on the Repricing Dates and (ii) the market price of the Company's Common Stock decreases to $.993125 per share.

        The price protection provisions of the Series A Stock could result in the Company being required to issue more shares of Common Stock than the Company is authorized to issue. That would occur if the average market price (as defined in the Company's charter) of the Company's Common Stock at the conversion dates for the 348 shares of outstanding Series A Stock is lower than $1.62 per share. The market price of the Company's Common Stock on April 22, 1996 was $1.00 per share. The price protection provisions of the MedTox shareholders described above could also require the Company to issue more shares of Common Stock than the Company is authorized to issue by the Company's Certificate of Incorporation. In the event the Company is required to issue more shares of Common Stock than it is authorized to issue, the persons having the right to such shares could bring litigation against the Company. Such litigation could have a material adverse affect on the Company. Accordingly, the Board of Directors has approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 to 60,000,000.

        Neither the holders of the Common Stock nor the holders of the Series A Stock have preemptive rights. The principal rights of the Series A
Stock are summarized below.

       Conversion Rights. Shares of the Series A Stock are convertible into shares of Common Stock with the number of shares issuable to be determined by dividing the aggregate price paid for the Series A Stock ($50,000 per share), by (i) the lower of Seventy-Five Percent (75%) of the market price of the Common Stock of the Company at the time of conversion or (ii) $2.775. As the market price of the Common Stock changes from day to day, the number of shares issuable upon conversion will vary depending upon the conversion date. Conversion rights are protected from dilution upon occurrence of a stock dividend, stock split or similar event. In addition, if prior to filing the proposed amendment to the Certificate of Incorporation the Company runs out of authorized but unissued shares of Common Stock to issue upon conversion of Series A Stock, the Company has by contract agreed to protect the holders of any shares of Series A Stock who have converted Series A Stock but not received shares of Common Stock from any price decreases in the Common Stock which occur between the conversion date and the date the Company issues the shares of Common Stock. Holders of Series A Stock so affected would, upon shares of Common Stock becoming available for issuance, be issued additional shares of Common Stock having a market price equal to the decrease in Market Price between the conversion date and the issuance date of the shares that were issued late.

        Voting Rights. Except as required by applicable law, the shares of Series A Stock do not have voting rights.

        Dividend Rights. Shares of Series A Stock will accrue an annual dividend of Four Thousand Five Hundred ($4,500) Dollars per share (the "Preferred Dividend"). Such Preferred Dividend shall be payable when and as declared by the Board of Directors in its sole discretion.

The Preferred Dividend is cumulative until December 31, 1997. Dividends accruing after December 31, 1997 will not be cumulative. No dividend shall be payable on shares of Common Stock of the Company until all accrued cumulative unpaid dividends are paid to holders of the shares of Series A Stock.

         Liquidation Preference. Holders of shares of the Series A Stock will have a preference upon the liquidation of the Company over the Common Stock. The initial liquidation preference shall equal Fifty Thousand ($50,000) Dollars per share of Series A Stock and shall increase to equal the sum of the initial liquidation preference, plus all accrued by unpaid cumulative Preferred Dividends plus all declared but unpaid noncumulative Preferred Dividends. After payment in full of the liquidation preference, the holders of Series A Stock are not entitled to receive any additional liquidation payments.

         The Company is discussing with certain holders of Preferred Stock incentives for their delaying conversion of Series A Stock, which incentives may include granting the holders of Series A Stock additional rights. It is too early in such discussions to ascertain the results.

        The additional shares of Common Stock, if so authorized, could be issued at the discretion of the Board of Directors without any further action by the stockholders except as required by applicable law or regulation, for use in connection with meeting the Company's existing commitments to issue shares of Common Stock, acquisitions, efforts to raise additional capital for the Company and other corporate purposes. Shares will be issued for purposes other than meeting existing commitments only upon a determination by the Board of Directors that a proposed issuance is in the best interests of the Company. No determination by the Board is necessary to issue shares to meet the Company's existing commitments.

        The Company believes that other synergistic acquisitions are available to it. The increase in authorized shares will allow the Board of Directors of the Company to consider and, if in the best interest of the stockholders, take advantage of any such acquisition possibilities. In addition, the flexibility vested in the Company's Board of Directors to authorize the issuance and sale of authorized but unissued shares of Common Stock and Preferred Stock could enhance the Board of Director's bargaining capability on behalf of the Company's stockholders in a takeover situation and could, under some circumstances, be used to render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of incumbent management, even if such a transaction were favored by the holders of the requisite number of the then outstanding shares. Accordingly, stockholders of the Company might be deprived of an opportunity to consider a takeover proposal which a third party might consider if the Company did not have authorized but unissued shares of Common Stock and a class of authorized but unissued Preferred Stock.

       The Company is not aware of any present efforts to gain control of the Company or to organize a proxy contest. If such a proposal were presented, management would make a recommendation based upon the best interests of the Company's stockholders. Except as described above and except for certain provisions of its agreements with employees and the Company's Amended and Restated Equity Compensation Plan which provide for severance payments and acceleration of vesting of options and stock upon a change of control, the Company is not aware of any anti-takeover measures which are currently part of the Company's charter, bylaws or agreements.

       Accordingly, the Board of Directors has proposed that Article FOURTH of the Company's Certificate of Incorporation be amended to increase its authorized capital stock. As so amended, this provision of the Certificate of Incorporation would read as set forth on Appendix A hereto.

        The Board of Directors recommends a Vote FOR the proposed amendment to the Certificate of Incorporation. An affirmative vote by holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve the Amendment.

                         OTHER BUSINESS OF THE MEETING

	State law limits substantive matters to be considered at the Special Meeting to the matters stated in the Notice of Meeting that accompanies this Proxy Statement. However, procedural or other matters of which management is not now aware may come before the meeting or any adjournment thereof. The Proxies confer discretionary authority with respect to acting on any matter that comes before the meeting, and the person named in such properly executed Proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such Proxies (in the form enclosed) in time for voting, the shares represented thereby will be voted as indicated thereon and in this Proxy Statement.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

	Any proposal, relating to a proper subject, which a Stockholder may intend to present for action at the 1996 Annual Meeting of Stockholders, and which such Stockholder may wish to have included in the company's proxy materials for such meeting, in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act, must be received in proper form by the Company addressed to Mr. James D. Skinner, President and Chief Executive Officer, and sent by registered mail, return receipt requested, and received at the Company's principal executive office at 1238 Anthony Road, Burlington, North Carolina 27215, not later than July 1, 1996.

       COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995 MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER TO WHOM THE PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO THE SECRETARY, EDITEK, INC., 1238 ANTHONY ROAD, BURLINGTON, NORTH CAROLINA 27215.

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its

Regional Offices located at 75 Park Place, New York, New York 10007, and the John C. Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 upon request and payment of the prescribed fees.

        The Company's Common Stock is listed on the American Stock Exchange (the "AMEX"), and reports, proxy statements and other information filed by the Company can be inspected at such exchange.

                           FORWARD LOOKING STATEMENTS

       In connection with the "safe "harbor" provisions of the Private Securities Litigation Reform Act of 1995, readers of this document, and any document incorporated by reference herein, are advised that this document and documents incorporated by reference into this document contain both statements of historical facts and forward looking statements. Forward looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those indicated by the forward looking statements. Examples of forward looking statements include, but are not limited to (i) projections of revenues, income or loss, earnings or loss per share, capital expenditures, dividends, capital structure and other financial items, (ii) statements of the plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulatory authorities, (iii) statements of future economic performance, and (iv) statements of assumptions underlying other statements about the Company or its business.

        This document and any documents incorporated by reference herein also identify important factors which could cause actual results to differ materially from those indicated by the forward looking statements. These risks and uncertainties include price competition, the decisions of customers, the actions of competitors, the effects of government regulation, possible delays in the introduction of new products, customer acceptance of products and services, the possible effects of the MedTox acquisition and its related financings and other factors, which are described herein and/or in documents incorporated by reference herein.

        The cautionary statements made pursuant to the Private Litigation Securities Reform Act of 1995 above and elsewhere by the Company should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by the Company prior to the effective date of such Act. Forward looking statements are beyond the ability of the Company to control and in many cases the Company cannot predict what factors would cause actual results to differ materially from those indicated by the forward looking statements.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

	The following documents, each of which was previously filed by the
Company with the Commission pursuant to Section 13 of the Exchange Act, are incorporated herein by reference:

        a)  The Company's Report on Form 8-K dated January 30, 1996.

        b)  The Company's Report on Form 8K dated March 5, 1996.

        c) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the Special Meeting to which this Proxy Statement relates shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying Proxy Statement Supplement modifies or supersedes such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

        The Company will provide without charge to each person to whom a Proxy Statement is delivered upon written or oral request of each person, a copy any documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Proxy Statement) incorporates. Requests for such copies should be directed to EDITEK, Inc., Attention:
Secretary, 1238 Anthony Road, Burlington, North Carolina 27215, (910)
226-6311.

                                    By order of the Board of Directors,


                                    JAMES D. SKINNER
                                    Chairman of the Board
                                    President and Chief Executive Officer


Burlington, North Carolina
April 22, 1996

                                   APPENDIX A


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  EDITEK, INC.


        The undersigned, a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.     The name of the corporation is EDITEK, Inc.

2. The Certificate of Incorporation of the corporation is hereby amended by deleting Article FOURTH in its entirety and substituting the following in lieu thereof:

        "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is SIXTY-ONE MILLION (61,000,000) shares, SIXTY MILLION (60,000,000) of which shall be a class designated as Common Stock with a par value of FIFTEEN CENTS ($0.15) per share and ONE MILLION of which shall be a class designated as Preferred Stock with a par value of ONE DOLLAR ($1.00) per share. All or any part of the authorized capital stock of the Corporation may be issued and sold, from time to time by the corporation, without further action by stockholders, for such consideration (but not less than the par value thereof) and to such persons and on such terms and conditions as may, from time to time, be fixed or determined by the Board of Directors. The voting powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, of the classes of stock of the corporation which are fixed by this Certificate of Incorporation, and the authority vested in the Board of Directors to fix by resolution or resolutions providing for the issuance of Preferred Stock the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of Preferred Stock which are not fixed by the Certificate of Incorporation, are as follows:

     1. The Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series may differ from every other series already outstanding as may be determined from time to time by the Board of Directors prior to the issuance of any shares thereof, in any or all of the following, but in no other, respects:

        (a) The rate of dividend which the Preferred Stock of any such series shall be entitled to receive, whether the dividends of such series shall be cumulative or non-cumulative and, if such dividends shall be cumulative, the date from which they shall be cumulative.

        (b) The right or obligation, if any, of the corporation to redeem shares of Preferred Stock of any series and the amount per share which the Preferred Stock of any such series shall be entitled to receive in case of the redemption thereof, and the right of the corporation, if any, to reissue any such shares after the same shall have been redeemed.

        (c) The amount per share which the Preferred Stock of any such series shall be entitled to receive in case of the voluntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation, or in case of the involuntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation.

        (d) The right, if any, of the holders of Preferred Stock of any such series to convert the same into other classes of stock, and the terms and conditions of such conversion.

        (e) The voting power, if any, of the holders of Preferred Stock of any series, and the terms and conditions under which they may exercise such voting power.

        (f) The terms of the sinking fund or fund of similar nature, if any, to be provided for the Preferred Stock of any such series.

        The description of terms of the Preferred Stock of each series in respect of the foregoing particulars shall be fixed and determined by the Board of Directors by appropriate resolution or resolutions at or prior to the time of the authorization of the issuance of the original shares of each such series.

         2. In case the stated dividends and the amounts payable on liquidation, distribution or sale of assets, dissolution or winding up of the corporation are not paid in full, the stockholders of all series of the Preferred Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full and in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable on such distribution if all sums payable were discharged and paid in full.

         3. The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, preferential dividends in cash at, but not exceeding the annual rate fixed for each particular series. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than dividends referred to in this Subdivision 3.

         4. So long as any of the Preferred Stock remains outstanding, in no event shall any dividend whatsoever, whether in cash or other property (other than shares of Common Stock), be paid or declared or any distribution be made on the Common Stock, nor shall any shares of the Common Stock be purchased, retired or otherwise acquired for a consideration by the corporation unless (a) the full dividends of the Preferred Stock for all past dividend periods from the respective date or then current quarter-yearly dividend period shall have been paid or declared and a sum set apart sufficient for the payment thereof, and (b) if at any time the corporation is obligated to retire shares of any series of the Preferred Stock pursuant to a sinking fund or a fund of a similar nature, all arrears, if any, in respect of the retirement of the Preferred Stock of all such series shall have been made good. Subject to the foregoing provisions and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of the remaining funds of the corporation legally available therefor, and the Preferred Stock shall not be entitled to participate in any such dividend, whether payable in cash, stock or otherwise.

          5. In the event of any liquidation, distribution or sale of assets, dissolution or winding up of the corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of Common Stock, the holders of the Preferred Stock of each series shall be entitled to be paid in cash the applicable liquidation price per share fixed at the time of the original authorization of issuance of shares of such respective series, together with a sum, in the case of eachshare of the Preferred Stock, computed at the annual dividend rate for the series of which the particular share is a part from the date on which dividends on such share became cumulative to the date fixed for such distribution or payment less the aggregate amount of all dividends theretofore and on such distribution or payment date paid thereon. If such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the corporation shall be distributed among the holders of the Common Stock according to their respective shares.

           6. Subject to the powers, preferences and rights and the qualifications, limitations and restrictions thereof, with respect to each class of capital stock of the corporation having any preference or priority over the Common Stock, the holders of the Common Stock shall have and possess all rights appertaining to capital stock of the corporation. Holders of Common Stock may not act by written consent without a meeting.

                                  EDITEK, INC.
                         SPECIAL MEETING OF STOCKHOLDERS
                                 JUNE 13, 1996

          This Proxy is Solicited on Behalf of the Board of Directors


        The undersigned stockholder of EDITEK, Inc. (the "Company") hereby appoints Samuel C. Powell and James D. Skinner, and each or either one of them, the true and lawful attorneys, agents, and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of EDITEK, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company located at 1238 Anthony Rd., Burlington, North Carolina on or about Thursday, June 13, 1996, at 10:00 A.M., Eastern Time, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, for the following purposes:


                 (Continued and to be signed on the other side)

[X] Please mark your
    votes as in this
    example                                          FOR     AGAINST   ABSTAIN


        1. The adoption of an Amendment             [   ]    [    ]    [   ]
           to the Certificate of Incorporation
           as set forth in the Proxy Statement.



       2.  Considering and acting upon any         [    ]    [    ]     [   ]
           other matters which may properly
           come before the meeting or any
           adjournment thereof.

  [   ]   Please check box if you intend to attend
          the meeting in person                     This Proxy will be voted
                                                    for the choices specified.
                                                    If no choice is specified
                                                    for Proposals 1  or 2,
                                                    this Proxy will be voted
                                                    FOR Proposals 1 and 2.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated May__, 1996.

PLEASE MARK, SIGN, DATE AND MAIL  THIS PROXY IN THE ENVELOPE PROVIDED.

SIGNATURE(S)                                              Dated:______, 1996
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, please give your full title as such.


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